Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-226022) and Form S-8 (No. 333-231214) of Greenlight Capital Re, Ltd. and in the related Prospectus of our report dated March 10, 2021, with respect to the financial statements of Solasglas Investments, LP, included in this Annual Report (Form 10-K filing) for the year ended December 31, 2020.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands
March 10, 2021